EXHIBIT 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com

N e w s R e l e a s e	On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FOURTH QUARTER RESULTS
Sales $33.8 million
Net income $1.8 million
PHOENIX, AZ — (May 2, 2007) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 31, 2007.
     Net sales for the fourth quarter of fiscal 2007 were $33,812,000, down 34% from $51,216,000 for the fourth quarter of fiscal year 2006.
     Net income for the fourth quarter of $1,759,000 decreased 58% compared with $4,216,000 in the same quarter one year ago and net income per share based on basic weighted average shares outstanding was $0.28 versus $0.66. Net income per share based on diluted weighted average shares outstanding was $0.27 versus $0.62 last year.
     For the fiscal year ended March 31, 2007, net sales decreased 11% to $169,114,000 from $189,503,000 for fiscal 2006 and net income declined 23% to $11,549,000 from $15,049,000 last year. For fiscal 2007, net income per share based on basic weighted average shares outstanding was $1.81 versus $2.38 last year, and net income per share based on diluted weighted average shares outstanding was $1.74 versus $2.23 last year.
     “The overall residential housing market continued its steep decline during the quarter and demand for manufactured homes fared no better,” said Joseph Stegmayer, Chairman, President and Chief Executive Officer. “When reported later this month, industry shipments of manufactured homes for the first quarter of the calendar year are anticipated to be more than 35% below the same period last year. Housing analysts forecast that 2007 shipments will, at best, be even with those of 2006.”
     Mr. Stegmayer continued, “Fortunately, our diverse product line of quality, value oriented homes, our strong distribution base and careful cost control efforts enabled us to post results that we believe exceeded industry norms. However, it is very hard to estimate when manufactured housing will rebound, although it is clear that difficult conditions will persist in the months ahead. Accordingly, we will continue to execute the operating strategies we have in place while pursuing opportunities that will enhance our growth potential when market conditions improve.”
     Cavco’s senior management will hold a conference call to review these results tomorrow, May 3, 2007, at 12:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.earnings.com. An archive of the webcast and presentation will be available for 90 days at these website addresses.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical and seasonal nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, our contingent repurchase obligations related to wholesale financing, competition, our ability to maintain relationships with retailers, labor shortages, pricing and availability of raw materials, unfavorable zoning ordinances and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2006 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$12,976	$15,122
Short-term investments	50,900	42,900
Restricted cash	339	1,223
Accounts receivable	8,107	11,568
Inventories	13,464	12,733
Prepaid expenses and other current assets	2,273	1,446
Deferred income taxes	3,930	4,040

Total current assets	91,989	89,032

Property, plant and equipment, at cost:
Land	6,050	6,050
Buildings and improvements	7,029	6,744
Machinery and equipment	7,617	6,752

	20,696	19,546
Accumulated depreciation	(7,894)	(7,202)

	12,802	12,344

Goodwill	67,346	67,346

Total assets	$172,137	$168,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,868	$6,269
Accrued liabilities	18,417	26,384

Total current liabilities	21,285	32,653

Deferred income taxes	12,760	11,040

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized;
No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized;
Outstanding 6,382,980 and 6,352,980 shares, respectively	64	64
Additional paid-in capital	122,868	121,354
Retained earnings	15,160	3,611

Total stockholders’ equity	138,092	125,029

Total liabilities and stockholders’ equity	$172,137	$168,722

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2006	2007	2006
Net sales	$33,812	$51,216	$169,114	$189,503
Cost of sales	28,497	41,057	138,813	151,143

Gross profit	5,315	10,159	30,301	38,360
Selling, general and administrative expenses	3,407	4,102	15,311	16,367

Income from operations	1,908	6,057	14,990	21,993
Interest income	605	446	2,387	1,479

Income from continuing operations before income taxes	2,513	6,503	17,377	23,472
Income tax expense	754	2,287	5,962	8,675

Income from continuing operations	1,759	4,216	11,415	14,797
Income from discontinued retail operations net of income taxes of $66 and $148	—	—	134	252

Net income	$1,759	$4,216	$11,549	$15,049

Net income per share (basic):
Continuing operations	$0.28	$0.66	$1.79	$2.34
Discontinued retail operations	$—	$—	$0.02	$0.04

Net income	$0.28	$0.66	$1.81	$2.38

Net income per share (diluted):
Continuing operations	$0.27	$0.62	$1.72	$2.19
Discontinued retail operations	$—	$—	$0.02	$0.04

Net income	$0.27	$0.62	$1.74	$2.23

Weighted average shares outstanding:
Basic	6,377,247	6,345,980	6,363,368	6,318,070

Diluted	6,624,558	6,803,723	6,629,580	6,746,356

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CAVCO INDUSTRIES, INC.
Other Operating Data – Continuing Operations
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2006	2007	2006
Net sales
Manufacturing	$32,484	$49,749	$161,242	$183,672
Retail	2,933	4,235	14,807	14,446
Less: Intercompany	(1,605)	(2,768)	(6,935)	(8,615)

Net sales	$33,812	$51,216	$169,114	$189,503

Floor shipments — manufacturing	1,181	1,887	5,884	7,256

Average sales price per floor — manufacturing	$27,506	$26,364	$27,403	$25,313

Home shipments — manufacturing	746	1,083	3,612	4,251

Average sales price per home — manufacturing	$43,544	$45,936	$44,641	$43,207

Home shipments — retail	30	47	145	169

Capital expenditures	$339	$583	$1,150	$5,795

Depreciation	$173	$227	$692	$923

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